UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2020

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices, including zip code)

(317) 328-5660

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partnership interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consent to Third Amended and Restated Credit Agreement

On July 3, 2020, Calumet Specialty Products Partners, L.P. (the “Partnership”) and certain of its operating subsidiaries as borrowers (collectively, the “Borrowers”) entered into a consent (the “Credit Agreement Consent”) to the Partnership’s Credit Agreement (as defined below) with Bank of America, N.A., as Agent for the Lenders (as defined below) (the “Agent”), and certain other Lenders (as defined below), amending the Third Amended and Restated Credit Agreement, dated as of February 23, 2018 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Partnership, the other Borrowers party thereto, the lenders party thereto (with Bank of America, N.A., the “Lenders”) and the Agent. The Credit Agreement Consent is subject to fulfillment of certain conditions precedent and is not yet effective.

 Upon its effectiveness, the Credit Agreement Consent will permit the issuance of the New Notes (as defined below). The Credit Agreement Consent will be effective upon the occurrence of customary conditions, as well as, among other things, the issuance of the New Notes and the payment of a consent fee to those lenders which agreed to the Credit Agreement Consent in an aggregate amount equal to 0.085% of the Commitments (as defined in the Credit Agreement) of each such lender outstanding on the date on which the Credit Agreement Consent becomes effective. These conditions must be met on or before August 30, 2020.

The foregoing description of the Credit Agreement Consent is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement Consent, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Support Agreement

On July 6, 2020, the Partnership and Calumet Finance Corp. (together with the Partnership, the “Issuers”) entered into a Support Agreement (the “Support Agreement”) with holders (the “Supporting Holders”) of approximately 55.9% of the outstanding aggregate principal amount of the Issuers’ 7.625% Senior Notes due 2022 (the “2022 Notes”) and 65.8% of the outstanding aggregate principal amount of the Issuers’ 11.00% Senior Notes due 2025 (the “2025 Notes”). Pursuant to the Support Agreement, the Supporting Holders have agreed to (i) validly tender their 2022 Notes in the Exchange Offer (as defined below), (ii) validly deliver their Consents (as defined below) in connection with the Consent Solicitation (as defined below), (iii) not to withdraw or revoke any 2022 Notes tendered and any Consents delivered in the Exchange Offer and the Consent Solicitation, respectively, and (iv) cooperate with and support the Issuers’ efforts to consummate the Exchange Offer and Consent Solicitation.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On July 6, 2020, the Partnership issued a press release announcing preliminary unaudited information related to the Partnership’s liquidity and select second quarter operating results. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Exchange Offer and Consent Solicitation

On July 6, 2020, the Partnership issued a press release announcing that, with the support of the Supporting Holders, it has commenced a private exchange offer (the “Exchange Offer”) to certain eligible holders to exchange up to $200 million aggregate principal amount of 2022 Notes for up to $200 million aggregate principal amount of newly issued 9.25% Senior Secured First Lien Notes due 2024 (the “New Notes”), upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum, dated July 6, 2020.

On July 6, 2020, in conjunction with the Exchange Offer, the Issuers have commenced a consent solicitation (the “Consent Solicitation”) to solicit consents (“Consents”) from holders of the Issuers’ outstanding 2025 Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the 2025 Notes (the “2025 Notes Indenture”) to allow for the Issuers to consummate the Exchange Offer, upon the terms and subject to the conditions set forth in the Confidential Consent Solicitation Statement, dated July 6, 2020.

The Partnership must receive Consents from holders representing at least a majority of the outstanding principal amount of 2025 Notes in order to adopt the Proposed Amendments with respect to the 2025 Notes Indenture (the “Requisite Consents”). If the Partnership receives the Requisite Consents to the Proposed Amendments, holders of the 2025 Notes who validly deliver (and do not validly revoke) Consents at or prior to 11:59 p.m., New York City time, on July 31, 2020 will receive cash consideration equal to $2.50 per $1,000 in principal amount of 2025 Notes for which such holders validly deliver (and do not validly revoke) a Consent.

A copy of the press release announcing the Exchange Offer and the Consent Solicitation is filed as Exhibit 99.2 hereto and incorporated by reference herein.

The information in this Current Report on Form 8-K is for informational purposes only and is not an offer to purchase, exchange or sell or a solicitation of an offer to purchase, exchange or sell any securities, nor shall there be any offer, solicitation, sale or, exchange of any securities in any jurisdiction in which such offer, solicitation, sale, or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Adjusted EBITDA

As previously disclosed, during the quarter ended March 31, 2020, the Partnership changed its definition of Adjusted EBITDA. Exhibit 99.3 contains certain historical financial information of the Partnership presented using the new definition of Adjusted EBITDA and related information for the historical periods presented therein, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Consent to Third Amended and Restated Credit Agreement, dated July 3, 2020, by and among Calumet Specialty Products Partners, L.P. and certain of its subsidiaries, as Borrowers, the Lenders party thereto and Bank of America, N.A., as Agent.
10.2*	Support Agreement, dated July 6, 2020.
99.1	Press Release, dated July 6, 2020.
99.2	Press Release, dated July 6, 2020.
99.3	Information regarding Calumet Specialty Products Partners, L.P.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	The schedule and exhibits to the Support Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2020	CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: CALUMET GP, LLC, its General Partner

/s/ Stephen P. Mawer
Name: Stephen P. Mawer
Title: Chief Executive Officer

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